Exhibit 10.1

ASSIGNMENT AND AGREEMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, I, JERRY J. ALVAREZ of Surprise, AZ, have sold, assigned, and transferred, and do hereby sell, assign, and transfer unto AEDC ALTERNATIVE ENERGY DEVELOPMENT CORPORATION (AEDC), a corporation of the State of Nevada, having its principal office in Glendale, Arizona, United States of America, and its successors, assigns, and legal representatives, the entire right, title, and interest in and to certain invention(s) entitled FUEL VAPORIZING DEVICE FOR MOTOR VEHICLES AND METHOD THEREFOR, which is described, illustrated, and claimed in any patent application under Attorney Docket No. 4326.0002, together with the entire right, title and interest in and to the application, and in and to any continuation, division, reissue, reexamination, extension, renewal, or substitute thereof, and in and to any patent which may issue upon such application(s).

I hereby sell, assign, and transfer unto AEDC, the entire right, title, and interest in and to application(s) for patent filed in all countries foreign to the United States, and in and to application(s) for patent filed under any and all international conventions and treaties, and in and to any patent issuing therefrom, which describe, illustrate, and claim the above identified invention(s). I hereby also sell, assign, and transfer unto AEDC, the entire right, title, and interest in and to all rights under any and all international conventions and treaties in respect of the above-identified invention(s). I authorize AEDC to apply for patent in foreign countries directly in its own name, and to claim the priority of the filing date under the provisions of any and all domestic laws and international conventions and treaties.

I hereby authorize and request the government authority in the United States to issue patent(s) upon the aforesaid application, continuation, division, reissue, reexamination, extension, renewal, or substitute, to AEDC, for the sole use and behalf of AEDC, its successors, assigns, and legal representatives, to the full end of the term for which the patent(s) may be granted, the same as they would have been held and enjoyed by me had this assignment not been made. I authorize and request the equivalent authorities in countries foreign to the United States to issue the patents of their respective countries to and in the name of AEDC in the same manner.

I agree that, when requested, I will, without charge to AEDC, but at its expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable, or convenient for securing and maintaining patents for the invention(s) in any and all countries and for vesting title thereto in AEDC, its successors, assigns, and legal representatives or nominees.

I covenant with AEDC, its successors, assigns, and legal representatives that the interest and property hereby conveyed is free from all prior assignment, grant, mortgage, license, or other encumbrance.

JERRY ALVAREZ
Signature for JERRY J. ALVAREZ

STATE OF ARIZONA   )
COUNTY OF MARICOPA )

    I, Evelyn Meelhuysen, a Notary Public in and for the County and State aforesaid, do hereby certify that JERRY J. ALVAREZ, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the instrument as his/her free and voluntary act and deed for the uses and purposes therein set forth.

Given under my hand and notarial seal this 1st day of Dec, 2009.

EVELYN MEELHUYSEN
Signature of Notary

[Notary Seal Here]